Exhibit 10 (e)

BANK OF AMERICA

401(k) RESTORATION PLAN

Instrument of Amendment

THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed this 15th day of December, 2006 by BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”).

Statement of Purpose

The Corporation and certain of its subsidiaries (collectively, the “Participating Employers”) maintain the Bank of America 401(k) Restoration Plan (the “Plan”). The Participating Employers desire to amend the Plan as set forth herein to (i) reflect the adoption of the Mutual Fund Incentive Plan by the Corporation, (ii) reflect certain design changes to the Restoration Plan and (iii) otherwise meet current needs. In Section 4.1 of the Plan, the Corporation, on behalf of all of the Participating Employers, has reserved the right to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows effective as of January 1, 2006, unless otherwise provided herein:

1. The following definition is added to Section 1.1 of the Plan:

“MFIP means the Columbia Management Group Mutual Fund Incentive Plan adopted by the Corporation, as in effect from time to time.”

2. Section 3.4(c) of the Plan is amended in its entirety to read as follows:

“(c) Matching Contributions for EIP and MFIP Awards. Under the EIP, a percentage of an eligible Associate’s annual incentive award earned for a performance period beginning on or after January 1, 2002 is made in the form of an award of restricted stock shares or restricted stock units granted under the Bank of America Corporation 2003 Key Associate Stock Plan (or any successor stock plan). Similarly, under the MFIP, a percentage of an eligible Associate’s annual incentive award earned for a performance period beginning on or after January 1, 2006 is made in the form of an award of restricted mutual fund units granted under the MFIP. The remaining portion of the Associate’s annual incentive award is payable in cash. Only the portion of the Associate’s annual incentive award payable in cash is eligible for deferral under the 401(k) Plan or the Restoration Plan. However, for an Associate covered by the EIP or the MFIP who is eligible to receive matching contributions under the 401(k) Plan at the time when the cash portion of such annual incentive award is payable and who either:

(i) is an Eligible Associate who has made a deferral election under the Restoration Plan applicable to the cash portion of such annual incentive award; or

(ii) is not an Eligible Associate but who has made a deferral election under the 401(k) Plan applicable to the cash portion of such annual incentive award,

the Associate’s Participating Employer shall credit to the Participant’s Matching Contribution Restoration Account an amount equal to five percent (5%) of the “Principal Amount” (as defined in the EIP and the MFIP) with respect to such annual incentive award; provided, however, that in no event shall the combined matching contributions under Section 3.4(b) above, this Section 3.4(c) and the 401(k) Plan for the Plan Year exceed Twelve Thousand Five Hundred Dollars ($12,500). For purposes of this Section, the EIP Principal Amount for an Associate who is in Band 0 shall be the amount communicated to the Personnel Group by the Corporation’s Executive Compensation group as the EIP Principal Amount. Notwithstanding any provision herein to the contrary, for a legacy Fleet Associate who is an Eligible Associate for Plan Year 2005 and who receives an EIP award with respect to performance during 2004, no matching contribution shall be provided under this Section 3.4(c) with respect to such EIP award.”

3. Effective with respect to any payments made on or after January 1, 2007, Section 3.8(e) of the Plan is amended by replacing the last sentence of the first paragraph thereof with the following”:

“The Class Year Deferrals shall continue to be credited with adjustments under Section 3.5 as follows:

(i)

if the Participant terminated employment having satisfied the Rule of 60, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 3.5 through the last business day immediately preceding the payment date; and

(ii)

for any other Participant, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 3.5 through the end of the Plan Year in which the Participant terminates employment (or, if applicable, through the end of a subsequent calendar year as determined by the Personnel Group if the Personnel Group is not notified of a Participant’s termination of employment with the Participating Employer’s until after the end of the Plan Year in which such termination of employment occurs), and thereafter through the last business day immediately preceding the payment date the Class Year Deferrals shall be deemed invested in Stable Capital Fund (or Stable Asset Fund for a legacy Fleet Associate).”

4. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Corporation, on behalf of all of the Participating Employers, has caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

BANK OF AMERICA CORPORATION

By:	/s/ J. STEELE ALPHIN
J. Steele Alphin, Global Human Resources Executive

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